UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 8, 2017

FREEDOM HOLDING CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33034	30-0233726
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

Office 1704, 4B Building, “Nurly Tau” BC, 17 Al Farabi Ave, Almaty, Kazakhstan
(Address of principal executive offices)

050059
(Zip code)

(801) 355-2227
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicated by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 3.02. Unregistered Sales of Equity Securities

On December 8, 2017, Freedom Holding Corp. (the “Company”) completed the sale of 3,681,667 shares of its restricted common stock in exchange for an aggregate offering price of $11,045,001. No underwriter discount or commission or other remuneration was paid or given directly or indirectly.

The shares of common stock were sold to three non-U.S. persons pursuant to the exemption from registration provided in Regulation S promulgated under the Securities Act for offers and sales made outside the United States. Each purchaser represented in writing that the purchaser is a non-U.S. person, as defined in Regulation S and acknowledged, in writing, that the securities must be acquired and held for investment, and may only be resold in accordance with U.S. securities laws. An affiliate of Arkady Rakhilkin, a Company director, purchased 348,333 of the shares for $1,044,999. All certificates evidencing the shares issued will bear a restrictive legend.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEDOM HOLDING CORP.

Date: November 11, 2017	By:	/s/ Evgeny Ler
Evgeny Ler
Chief Financial Officer